                                                                   EXHIBIT 4.3


                        Wilmington Trust Company, not in its
                      individual capacity, but solely as Trustee

                        By __________________________________

                        Name: _______________________________
                       Title: ________________________________

                                  Michael F. Elliott
                not in his individual capacity, but solely as Trustee
                                    Robert A. Keil
                not in his individual capacity, but solely as Trustee
                               Stephen C. Byelick, Jr.
                not in his individual capacity, but solely as Trustee



                                 NCBE CAPITAL TRUST I

                                 AMENDED AND RESTATED

                                   TRUST AGREEMENT

                                        among

                    NATIONAL CITY BANCSHARES, INC., as Depositor
                    WILMINGTON TRUST COMPANY, as Property Trustee
                   WILMINGTON TRUST COMPANY, as Delaware Trustee,

                                         and

                      THE ADMINISTRATIVE TRUSTEES NAMED HEREIN
                           Dated as of _________ ___, 1998

                                  TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----

1.   DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.1  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

2.   ESTABLISHMENT OF THE TRUST. . . . . . . . . . . . . . . . . . . . . . . .12
     2.1  NAME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.2  OFFICE OF THE TRUST; PRINCIPAL EXECUTIVE OFFICE. . . . . . . . . . .12
     2.3  INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES. . .12
     2.4  ISSUANCE OF THE PREFERRED SECURITIES . . . . . . . . . . . . . . . .12
     2.5  ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND
           PURCHASE OF DEBENTURES. . . . . . . . . . . . . . . . . . . . . . .13
     2.6  DECLARATION OF TRUST . . . . . . . . . . . . . . . . . . . . . . . .14
     2.7  AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS . . . . . . . . . .14
     2.8  ASSETS OF TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . .18
     2.9  TITLE TO TRUST PROPERTY. . . . . . . . . . . . . . . . . . . . . . .18

3.   PAYMENT ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     3.1  PAYMENT ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . . . .19

4.   DISTRIBUTIONS, REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . .19
     4.1  DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     4.2  REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     4.3  SUBORDINATION OF COMMON SECURITIES . . . . . . . . . . . . . . . . .22
     4.4  PAYMENT PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . .23
     4.5  TAX RETURNS AND REPORTS. . . . . . . . . . . . . . . . . . . . . . .23
     4.6  PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST. . . . . . . . . . . . .24
     4.7  PAYMENTS UNDER INDENTURE . . . . . . . . . . . . . . . . . . . . . .24

5.   TRUST SECURITIES CERTIFICATES . . . . . . . . . . . . . . . . . . . . . .24
     5.1  INITIAL OWNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . . .24
     5.2  THE TRUST SECURITIES CERTIFICATES. . . . . . . . . . . . . . . . . .24
     5.3  EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES. . . . . . .24
     5.4  REGISTRATION OF TRANSFER AND EXCHANGE OF PREFERRED
           SECURITIES CERTIFICATES . . . . . . . . . . . . . . . . . . . . . .25
     5.5  MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES
          CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     5.6  PERSONS DEEMED SECURITYHOLDERS . . . . . . . . . . . . . . . . . . .26
     5.7  ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES . . . . . . .27
     5.8  MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . . . . . . . .27


     5.9  APPOINTMENT OF PAYING AGENT. . . . . . . . . . . . . . . . . . . . .27
     5.10 OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR. . . . . . . . . . . . .28
     5.11 BOOK-ENTRY PREFERRED SECURITIES CERTIFICATES;
           COMMON SECURITIES CERTIFICATE . . . . . . . . . . . . . . . . . . .28
     5.12 NOTICES TO CLEARING AGENCY . . . . . . . . . . . . . . . . . . . . .29
     5.13 DEFINITIVE PREFERRED SECURITIES CERTIFICATES . . . . . . . . . . . .29
     5.14 RIGHTS OF SECURITYHOLDERS. . . . . . . . . . . . . . . . . . . . . .30

6.   ACTS OF SECURITYHOLDERS; MEETINGS; VOTING . . . . . . . . . . . . . . . .31
     6.1  LIMITATIONS ON VOTING RIGHTS . . . . . . . . . . . . . . . . . . . .31
     6.2  NOTICE OF MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . .32
     6.3  MEETINGS OF PREFERRED SECURITYHOLDERS. . . . . . . . . . . . . . . .32
     6.4  VOTING RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     6.5  PROXIES, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     6.6  SECURITYHOLDER ACTION BY WRITTEN CONSENT . . . . . . . . . . . . . .33
     6.7  RECORD DATE FOR VOTING AND OTHER PURPOSES. . . . . . . . . . . . . .33
     6.8  ACTS OF SECURITYHOLDERS. . . . . . . . . . . . . . . . . . . . . . .34
     6.9  INSPECTION OF RECORDS. . . . . . . . . . . . . . . . . . . . . . . .35

7.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . .35
     7.1  REPRESENTATIONS AND WARRANTIES OF THE BANK . . . . . . . . . . . . .35
     7.2  REPRESENTATIONS AND WARRANTIES OF THE DELAWARE BANK. . . . . . . . .36
     7.3  REPRESENTATIONS AND WARRANTIES OF DEPOSITOR. . . . . . . . . . . . .37

8.   THE TRUSTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     8.1  CERTAIN DUTIES AND RESPONSIBILITIES. . . . . . . . . . . . . . . . .38
     8.2  CERTAIN NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .40
     8.3  CERTAIN RIGHTS OF PROPERTY TRUSTEE . . . . . . . . . . . . . . . . .40
     8.4  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES . . . . . . .43
     8.5  MAY HOLD SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . .43
     8.6  COMPENSATION; INDEMNITY; FEES. . . . . . . . . . . . . . . . . . . .43
     8.7  CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES . . . .44
     8.8  CONFLICTING INTERESTS. . . . . . . . . . . . . . . . . . . . . . . .44
     8.9  CO-TRUSTEES AND SEPARATE TRUSTEE . . . . . . . . . . . . . . . . . .44
     8.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. . . . . . . . . .46
     8.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR . . . . . . . . . . . . . . .48
     8.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. . . . .48
     8.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST . . . .49
     8.14 REPORTS BY PROPERTY TRUSTEE. . . . . . . . . . . . . . . . . . . . .49
     8.15 REPORTS TO THE PROPERTY TRUSTEE. . . . . . . . . . . . . . . . . . .49
     8.16 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT . . . . . . . . . .49
     8.17 NUMBER OF TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . .49



     8.18 DELEGATION OF POWER. . . . . . . . . . . . . . . . . . . . . . . . .50
     8.19 VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50

9.   TERMINATION, LIQUIDATION AND MERGER . . . . . . . . . . . . . . . . . . .50
     9.1  TERMINATION UPON EXPIRATION DATE . . . . . . . . . . . . . . . . . .50
     9.2  EARLY TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . .51
     9.3  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     9.4  LIQUIDATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     9.5  MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE
          TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53

10.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . .54
     10.1 LIMITATION OF RIGHTS OF SECURITYHOLDERS. . . . . . . . . . . . . . .54
     10.2 AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     10.3 SEPARABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
     10.4 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . .56
     10.5 PAYMENTS DUE ON NON-BUSINESS DAY . . . . . . . . . . . . . . . . . .56
     10.6 SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
     10.7 HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
     10.8 REPORTS, NOTICES AND DEMANDS . . . . . . . . . . . . . . . . . . . .56
     10.9 AGREEMENT NOT TO PETITION. . . . . . . . . . . . . . . . . . . . . .57
     10.10 TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT. . . . . . .58
     10.11 ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND
           INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58



                                    EXHIBITS



Description                                                              Exhibit

Certificate of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A
Certificate Depository Agreement . . . . . . . . . . . . . . . . . . . . . . . B
Certificate Evidencing Common Securities . . . . . . . . . . . . . . . . . . . C
Form of Agreement as to Expenses and Liabilities . . . . . . . . . . . . . . . D
Certificate Evidencing Preferred Securities. . . . . . . . . . . . . . . . . . E



                               TRUST INDENTURE ACT
                              CROSS-REFERENCE TABLE


Section of                                                            Section of
Trust Indenture Act                                              Trust Agreement
of 1939, As Amended

310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.7
310(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.7
310(a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.7




310(a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.7(a)(1)
310(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.8
311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8.13
311(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8.13
312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..5.7
312(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.7
312(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.7
313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.14(a)
313(a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.14(b)
313(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.14(b)
313(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.14(b)
313(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.14(c)
314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8.15
314(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
314(c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8.16
314(c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8.16
314(c)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
314(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
314(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1, 8.16
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8.1(a), 8.3(a)
315(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.2
315(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8.1(a)
315(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8.1, 8.3
315(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
316(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
316(a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
316(a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
316(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
316(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
316(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.7
317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
317(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable
317(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.9
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.10


NOTE: This reconciliation shall not, for any purpose, be deemed to be a part of the Amended and Restated Trust Agreement.

                         AMENDED AND RESTATED TRUST AGREEMENT

          THIS AMENDED AND RESTATED TRUST AGREEMENT is entered into and effective as of April ____, 1998, by and among (i) NATIONAL CITY BANCSHARES, INC., an Indiana corporation (including any successors or assigns, the "Depositor"), (ii) WILMINGTON TRUST COMPANY, a Delaware banking corporation duly organized and existing under the laws of the State of Delaware, as property trustee (including its successors, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"),
(iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, duly organized and existing under the laws of the State of Delaware, as Delaware Trustee (including its successors, the "Delaware Trustee" and, in its separate corporate capacity and not in its capacity as Delaware Trustee, the "Delaware Bank"),
(iv) Michael F. Elliott, an individual, Robert A. Keil, an individual, and Stephen C. Byelick, Jr., an individual, each of whose address is c/o National City Bancshares, Inc., 227 Main Street, P.O. Box 868, Evansville,
Indiana 47705-0868 (each, including successors, an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee, the Administrative Trustees referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.

                                      RECITALS:

          A. Whereas, the Depositor, the Delaware Trustee, and the Administrative Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of February 12, 1998 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on February 12, 1998, the form of which is attached as Exhibit A; and

          B. Whereas, the Depositor, the Delaware Trustee, the Property Trustee and the Administrative Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor,
(ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures and (iv) the appointment of the Property Trustee;

                                      AGREEMENT:

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

1.   DEFINED TERMS.

          1.1  DEFINITIONS.

          (a) For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular;

               (2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (3) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

               (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

          (b)  "Act" has the meaning specified in Section 6.8.

          (c) "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of additional interest accrued on interest in arrears and paid by the Depositor on a Like Amount of Debentures for such period.

          (d)  "Additional Sums" has the meaning specified in
     Section 2.5(c) of the Indenture.

          (e) "Administrative Trustee" has the meaning set forth in the Preamble.

          (f)  "Affiliate" means, with respect to a specified Person,
     (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person; (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; (d) a partnership in which the specified Person is a general partner; (e) any officer or director of the specified Person; and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

          (g) "Authenticating Agent" means any authenticating agent appointed pursuant to Section 5.3(c).

          (h) "Bank" has the meaning specified in the preamble to this Trust Agreement.

          (i)  "Bankruptcy Event" means, with respect to any Person:

               (1) the entry of a decree or order by a court having jurisdiction in the premises adjudging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of or in respect of such Person under the United States Bankruptcy Code of 1978, as amended ("Bankruptcy Code") or any other similar applicable federal or state law, and the continuance of any such decree or order unvacated and unstayed for a period of 90 days; or the commencement of an involuntary case under the Bankruptcy Code in respect of such Person, which shall continue undismissed for a period of 90 days or entry of an order for relief in such case; or the entry of a decree or order of a court having jurisdiction in the premises for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of such Person or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days; or

               (2) the institution by such Person of proceedings to be adjudicated a voluntary bankrupt, or the consent by such Person to the filing of a bankruptcy proceeding against it, or the filing by such Person of a petition or answer or consent seeking liquidation or reorganization under the Bankruptcy Code or other similar applicable federal or state law, or the consent by such Person to the filing of any such petition or to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of such Person or of its property, or shall make a general assignment for the benefit of creditors.

          (j)  "Bankruptcy Laws" has the meaning specified in Section 10.9.

          (k) "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the appropriate Trustee.

          (l) "Book-Entry Preferred Securities Certificates" means certificates representing Preferred Securities issued in global, fully registered form to the Clearing Agency as described in Section 5.11.

          (m) "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Corporate Trust Office (as defined herein or in the Indenture) or the office of the Property Trustee is closed for business.

          (n) "Certificate Depository Agreement" means the agreement among the Depositor, the Property Trustee, the Securities Registrar, and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

          (o) "Certificate of Trust" means the certificate of trust filed with the Secretary of State of the State of Delaware with respect to the Trust, as amended or restated from time to time.

          (p) "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository Trust Company will be the initial Clearing Agency.

          (q) "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          (r) "Closing Date" means the date of execution and delivery of this Trust Agreement.

          (s)  "Code" means the Internal Revenue Code of 1986, as amended.

          (t) "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          (u) "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

          (v) "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

          (w) "Corporate Trust Office" means the principal corporate trust office of the Property Trustee, which at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington,
     Delaware 19890, Attn:  Corporate Trust Administration.

          (x) "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

          (y) "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

          (z)  "Debenture Trustee" means the trustee under the Indenture.

          (aa) "Debentures" means the $_____________ aggregate principal amount (or up to $______________ aggregate principal amount if the Underwriters exercise their Option and there is an Option Closing
     Date) of the Depositor's _______% Subordinated Debentures due 2028, issued pursuant to the Indenture.

          (bb) "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (a) Preferred Securities Certificates issued as Book-Entry Preferred Securities Certificates as provided in Section 5.11(a) and 5.11(b) and (b) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

          (cc) "Delaware Bank" has the meaning specified in the Preamble.

          (dd) "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code Sections 3801 et seq, as it may be amended from time to time.

          (ee) "Delaware Trustee" has the meaning specified in the Preamble.

          (ff) "Depositor" has the meaning specified in the Preamble.

          (gg) "Distribution Date" has the meaning specified in
     Section 4.1(a).

          (hh) "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

          (ii) "Early Termination Event" has the meaning set forth in
     Section 9.2.

          (jj) "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1)  the occurrence of a Debenture Event of Default; or

               (2) default by the Trust or Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

               (3) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

               (4) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (5) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

          (kk) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (ll) "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

          (mm) "Expiration Date" has the meaning specified in Section 9.1.

          (nn) "Extended Interest Payment Period" has the meaning specified in Section 4.1 of the Indenture.

          (oo) "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and Wilmington Trust Company as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

          (pp) "Global Debenture" has the meaning specified in the Indenture.

          (qq) "Indenture" means the Indenture, dated as of ___________ ____, 1999, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

          (rr) "Investment Company Act" means the Investment Company Act of 1940, as amended, as in effect as of the date of the execution of this instrument.

          (ss) "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

          (tt) "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a termination or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust

     Securities of the Holder to whom such Debentures are distributed, which Debentures will carry accumulated interest in an amount equal to the accumulated and unpaid interest then due.

          (uu) "Liquidation Amount" means the stated amount of $25 per Trust Security.

          (vv) "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

          (ww) "Liquidation Distribution" has the meaning specified in
     Section 9.4(d).

          (xx) "Officers' Certificate" means a certificate signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to
     Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided in this Trust Agreement shall include:

               (1) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

               (2) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

               (3) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          (yy) "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee, the Delaware Trustee or the Depositor, but not an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee.

          (zz) "Option" means the grant by the Trust to the Underwriters of an option to purchase all or any portion of an additional _______ Preferred Securities pursuant to the terms of the Underwriting Agreement, solely to cover over-allotments, if any.

          (aaa) "Option Closing Date" means the time, date of payment and delivery of the Preferred Securities purchased by the Underwriters pursuant to their exercise of the Option and in accordance with the terms of the Underwriting Agreement.

          (bbb) "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

          (ccc) "Outstanding", when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

               (1) Preferred Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

               (2) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

               (3) Preferred Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or wavier, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative
          Trustees the pledgee's right so to the Depositor or any Affiliate of the Depositor.

          (ddd) "Owner" means each Person who is the beneficial owner of a Book-Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

          (eee) "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.

          (fff) "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

          (ggg) "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

          (hhh) "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

          (iii) "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

          (jjj) "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee", in the Preamble solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

          (kkk) "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement;

     provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

          (lll) "Redemption Price" means with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on aggregate Liquidation Amounts) among the Trust Securities.

          (mmm)     "Relevant Trustee" shall have the meaning specified in
     Section 8.10.

          (nnn) "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.

          (ooo) "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Business Trust Act.

          (ppp) "Trust" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

          (qqq) "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

          (rrr) "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          (sss) "Trust Property" means (a) the Debentures, (b) the rights of the Property Trustee under the Guarantee, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

          (ttt) "Trust Security" means any one of the Common Securities or the Preferred Securities.

          (uuu) "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities
     Certificates.

          (vvv)     "Trustee" has the meaning set forth in the Preamble.

          (www) "Underwriters" means the Persons named as underwriters in the Underwriting Agreement.

          (xxx) "Underwriting Agreement" means the Underwriting Agreement, dated as of _________ ____, 1998, among the Trust, the Depositor and the Underwriters named therein.

2.   ESTABLISHMENT OF THE TRUST.

          2.1 NAME. The Trust created and continued hereby shall be known as "NCBE Capital Trust I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

          2.2 OFFICE OF THE TRUST; PRINCIPAL EXECUTIVE OFFICE. The address of the Trust in the State of Delaware is c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o National City Bancshares, Inc., 227 Main Street, P.O. Box 868, Evansville, Indiana 47705-0868.

          2.3 INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES. The Trustees acknowledge receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

          2.4 ISSUANCE OF THE PREFERRED SECURITIES. The Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver in accordance with the Underwriting Agreement Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of ___________ Preferred Securities having an aggregate Liquidation Amount of $_________, against receipt of the aggregate purchase price of such Preferred Securities of $_____________, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. If the Underwriters exercise their Option and there is an Option Closing Date, then an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2, and deliver in accordance with the Underwriting Agreement, additional Preferred Securities Certificates, registered in the name of the nominee of the Clearing Agency in an aggregate amount of up to _____________ Preferred Securities having an aggregate Liquidation Amount of up to $_________ against receipt of the aggregate purchase price of such Preferred Securities equal to the product of $25 multiplied by the number of Preferred Securities purchased pursuant to the Option, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

          2.5 ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF DEBENTURES.

          (a) Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2, and deliver Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of ________ Common Securities having an aggregate Liquidation Amount of $____________, against receipt of the aggregate purchase price of such Common Securities of $___________, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor, Debentures, registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount equal to $_____________, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall transfer $___________ to the Depositor.

          (b) If the Underwriters exercise the Option and there is an Option Closing Date, then an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2, and deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of up to _____________ Common Securities having an aggregate Liquidation Amount of up to $________________ against payment by the Depositor of an amount equal to the product of $25 multiplied by number of additional Common Securities purchased by the Depositor. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor, Debentures, registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount of up to $________________, and, in satisfaction of the purchase price of such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor an aggregate amount equal to the sum of the amounts received from one of the Administrative Trustees pursuant to the first sentence of this Section 2.5(b) and to the last sentence of Section 2.4.

          2.6 DECLARATION OF TRUST. The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Delaware Business Trust Act.

          2.7  AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

          (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and Article 8, and in accordance with the following provisions (1) and (2), the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Administrative Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Administrative Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

               (1) As among the Trustees, each Administrative Trustee, acting singly or jointly, shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                    (A)  the issuance and sale of the Trust
               Securities;

                    (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements or documents as may be necessary or desirable in connection with the purposes and function of the Trust;

                    (C)  assisting in the registration of the
               Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                    (D) assisting in the listing of the Preferred Securities upon the Nasdaq National Market or such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Exchange Act, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                    (E) the sending of notices (other than notices of default) and other information regarding the Trust
               Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                    (F)  the appointment of a Paying Agent and
               Securities Registrar in accordance with this Trust
               Agreement;

                    (G)  to the extent provided in this Trust
               Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                    (H)  the taking of all action that may be
               necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created; and

                    (I) the taking of any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the

               Securityholders (without consideration of the effect of any such action on any particular Securityholder).

               (2) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                    (A)  the establishment of the Payment Account;

                    (B)  the receipt of the Debentures;

                    (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

                    (D)  the distribution of amounts owed to the
               Securityholders in respect of the Trust Securities in accordance with the terms of this Trust Agreement;

                    (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

                    (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                    (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                    (H)  to the extent provided in this Trust
               Agreement, the winding up of the affairs of and liquidation of the Trust;

                    (I) after an Event of Default the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);

                    (J) registering transfers of the Trust Securities in accordance with this Trust Agreement; and

                    (K)  except as otherwise provided in this
               Section 2.7(a)(2), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in
               Section 2.7(a)(1).

          (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trust shall not
     (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

          (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

               (1) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of one or more registration statements on the appropriate form in relation to the Preferred Securities, the Debentures and the Guarantee, including any amendments thereto;

               (2) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

               (3) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the Nasdaq National Market or a national stock exchange or other organizations for listing upon notice of issuance of any Preferred Securities and to file or cause an Administrative Trustee to file thereafter with such exchange or organization such notifications and documents as may be necessary from time to time;

               (4) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act;

               (5) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and

               (6) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

          (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, will be classified as a "grantor trust" and not as an association taxable as a corporation for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, subject to Section 10.2, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes.

          2.8 ASSETS OF TRUST. The assets of the Trust shall consist of the Trust Property.

          2.9 TITLE TO TRUST PROPERTY. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.

3.   PAYMENT ACCOUNT.

          3.1  PAYMENT ACCOUNT.

          (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

          (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

4.   DISTRIBUTIONS, REDEMPTION.

          4.1  DISTRIBUTIONS.

          (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from _________, 1998, and, except during any Extended Interest Payment Period with respect to the Debentures, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1998 (each date on which distributions are payable in accordance with the foregoing a "Distribution Date").

          If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any additional Distributions, interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable.

          (b) The Trust Securities represent undivided beneficial interests in the Trust Property, and the Distributions on the Trust Securities shall be payable at a rate of _____% per annum of the Liquidation Amount of the Trust Securities. The amount of
     Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. During any Extended Interest Payment Period with respect to the Debentures, Distributions on the Trust Securities will be deferred for a period equal to the Extended Interest Payment Period. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

          (c) Distributions on the Trust Securities shall be made by the Property Trustee (as or through the Paying Agent) solely from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and immediately available by 12:30 p.m. on each Distribution Date in the Payment Account for the payment of such Distributions.

          (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the 15th day of the month in which the relevant Distribution Date occurs.

          4.2  REDEMPTION.

          (a) On each Debenture Redemption Date and at maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

          (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. The Property Trustee shall have no responsibility for the accuracy of any CUSIP number contained in such notice. All notices of redemption shall state:

               (1)  the Redemption Date;

               (2)  the Redemption Price;

               (3)  the CUSIP number;

               (4) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed; and

               (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that interest and Distributions thereon will cease to accumulate on and after said date.

          (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has legally and immediately available funds then on hand and available in the Payment Account for the payment of such Redemption Price.

          (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. If the Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.2(c), will deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such

     Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

          (e) Payment of the Redemption Price on the Trust Securities shall be made to the record holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be a date at least 15 days prior to the relevant Redemption Date.

          (f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on aggregate Liquidation Amounts) among the Common Securities and the Preferred Securities.
     The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed.
     For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities which has been or is to be redeemed.

          4.3  SUBORDINATION OF COMMON SECURITIES.

          (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Securities and the Preferred Securities based on the aggregate Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminated on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.

          (b) In the case of the occurrence of any Event of Default resulting from a Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities shall have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities shall have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

          4.4 PAYMENT PROCEDURES. Payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

          4.5 TAX RETURNS AND REPORTS. The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service Form required to be furnished to such Securityholder or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee shall comply with the United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

          4.6 PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST. Upon receipt under the Debentures of Additional Sums, the Property Trustee, at the direction of an Administrative Trustee or the Depositor, shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

          4.7 PAYMENTS UNDER INDENTURE. Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder has directly received under the Indenture pursuant to Section 5.14(b) or 5.14(c) hereof.

5.   TRUST SECURITIES CERTIFICATES.

          5.1 INITIAL OWNERSHIP. Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.

          5.2 THE TRUST SECURITIES CERTIFICATES. The Preferred Securities Certificates shall be issued in minimum denominations of $25 Liquidation Amount and integral multiples of $25 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $25 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of the Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.11 and 5.13.

          5.3 EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES. On the Closing Date and on the date on which the Underwriters exercise the Option, as applicable, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust by the manual or facsimile signature of at least one of the Administrative Trustees and delivered to or upon the written order of the Depositor, signed by its Chairman of the Board and Chief Executive Officer, President, any Vice President, the Treasurer or any Assistant Treasurer without further corporate action by the Depositor, in authorized denominations.

          (a) A Preferred Securities Certificate shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Preferred Securities Certificate has been authenticated under this Trust Agreement. Each Preferred Securities Certificate shall be dated the date of its authentication.

          (b) Upon the written order of the Trust signed by an Administrative Trustee, the Property Trustee shall authenticate and make available for delivery the Preferred Securities Certificates.

          (c) The Property Trustee may appoint an Authenticating Agent acceptable to the Trust to authenticate the Preferred Securities. An Authenticating Agent may authenticate the Preferred Securities whenever the Property Trustee may do so. Each reference in this Trust Agreement to authentication by the Property Trustee includes the authentication by such agent. An Authenticating Agent has the same rights as the Property Trustee to deal with the Depositor or the Trust.

          5.4 REGISTRATION OF TRANSFER AND EXCHANGE OF PREFERRED SECURITIES CERTIFICATES.

          (a) The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Preferred Securities Certificates (herein referred to as the "Securities Register") in which the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided.
     The Property Trustee shall be the initial Securities Registrar.

          (b) Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to
     Section 5.8, the Administrative Trustees or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation

     Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

          (c) Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Property Trustee in accordance with its customary practice. The Trust shall not be required to (i) issue, register the transfer of, or exchange any Preferred Securities during a period beginning at the opening of business 15 calendar days before the date of mailing of a notice of redemption of any Preferred Securities called for redemption and ending at the close of business on the day of such mailing or
     (ii) register the transfer of or exchange any Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Securities being redeemed in part.

          (d) No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

          5.5 MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar, the Property Trustee and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

          5.6 PERSONS DEEMED SECURITYHOLDERS. The Trustees, the Paying Agent and the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

          5.7 ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES. At any time when the Property Trustee is not also acting as the Securities Registrar, the Administrative Trustees or the Depositor shall furnish or cause to be furnished to the Property Trustee (a) semi-annually on or before January 15 and July 15 in each year, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent record date and (b) promptly after receipt by any Administrative Trustee or the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, and each owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          5.8 MAINTENANCE OF OFFICE OR AGENCY. The Administrative Trustees shall maintain in Wilmington, Delaware, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate the principal corporate trust office of the Property Trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration as the principal corporate trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Registrar or any such office or agency.

          5.9 APPOINTMENT OF PAYING AGENT. The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Property Trustee, and any co-paying agent chosen by the Property Trustee, and acceptable to the Administrative Trustees, and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying
Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional
Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, and 8.6 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference to this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          5.10 OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR. On the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, any attempted transfer of the Common Securities (other than a transfer in connection with a merger or consolidation of the Depositor into another corporation pursuant to
Section 2.2 of the Indenture) shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE TRUST AGREEMENT (AS DEFINED HEREIN)".

          5.11 BOOK-ENTRY PREFERRED SECURITIES CERTIFICATES; COMMON SECURITIES CERTIFICATE.

          (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities Certificates, to be delivered to or held on behalf of The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Book-Entry Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Preferred Securities Certificate representing such Owner's interest in such Preferred Securities, except as provided in Section 5.13, unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:

               (1) the provisions of this Section 5.11(a) shall be in full force and effect;

               (2) the Securities Registrar, the Paying Agent and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of the Liquidation Amount and Redemption Price of and Distributions on the Book-Entry Preferred Securities) as the sole Holder of Book-Entry Preferred Securities Certificates and shall have no obligations to the Owners thereof;

               (3) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

               (4) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants. Any Clearing Agency designated pursuant hereto will not be deemed an agent of the Trustees for any purpose.

          (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

          5.12 NOTICES TO CLEARING AGENCY. To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

          5.13 DEFINITIVE PREFERRED SECURITIES CERTIFICATES. If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor, or if at any time the Clearing Agency ceases to be a clearing agency registered under the Exchange Act, at a time when the Clearing Agency is required to be so registered to act as such Clearing Agency, (b) the Depositor at its sole discretion advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency, or (c) after the occurrence of a Debenture Event of Default, Owners of Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Property Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Owners of Preferred Securities Certificates, then the Property Trustee shall notify the Clearing Agency, and the Clearing Agency shall notify all Owners of Preferred
Securities Certificates of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners requesting the same. Upon surrender to the Property Trustee of the typewritten Preferred Securities Certificate or Certificates representing the Book-Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

          5.14 RIGHTS OF SECURITYHOLDERS.

          (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with
     Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights. When issued and delivered to the Holders of the Preferred Securities against payment of the purchase price therefor, the Preferred Securities will be fully paid and nonassessable interests in the Trust. The Holders of the Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

          (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

          (c) For so long as any Preferred Securities remain Outstanding, upon a Debenture Event of Default arising from the failure to pay interest or principal on the Debentures, the Holders of any Preferred Securities then Outstanding shall, to the fullest extent permitted by law, have the right to directly institute proceedings for enforcement of payment to such Holders of principal of or interest on the Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holders.

6.   ACTS OF SECURITYHOLDERS; MEETINGS; VOTING.

          6.1  LIMITATIONS ON VOTING RIGHTS.

          (a) Except as provided in this Section, in Sections 5.14, 8.10 and 10.2 and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

          (b) So long as any Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Article 6 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each Holder of Outstanding Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Outstanding Preferred Securities, except by a subsequent vote of the Holders of the Outstanding Preferred Securities. The

     Property Trustee shall notify each Holder of the Outstanding Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

          (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would cease to be classified as a grantor trust or would be classified as an association taxable as a corporation for United States federal income tax purposes.

          6.2 NOTICE OF MEETINGS. Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

          6.3  MEETINGS OF PREFERRED SECURITYHOLDERS.

          (a) No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Preferred Securityholders of 25% of the Outstanding Preferred Securities (based upon their aggregate Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which the Preferred Securityholders are entitled to vote.

          (b) Preferred Securityholders of record of 50% of the Outstanding Preferred Securities (based upon their aggregate
     Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

          (c) If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their aggregate Liquidation Amount) held by the Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

          6.4 VOTING RIGHTS. Securityholders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

          6.5 PROXIES, ETC. At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and, the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

          6.6 SECURITYHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding a majority of all Outstanding Trust Securities (based upon their aggregate Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing (based upon their aggregate Liquidation Amount).

          6.7 RECORD DATE FOR VOTING AND OTHER PURPOSES. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

          6.8  ACTS OF SECURITYHOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.
     The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

          (c) The ownership of Preferred Securityholders shall be proved by the Securities Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

          (e) Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular
     Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

          (f) A Securityholder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trust (as defined in the Guarantee), the Trust or any Person.

          6.9 INSPECTION OF RECORDS. Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

7.   REPRESENTATIONS AND WARRANTIES.

          7.1 REPRESENTATIONS AND WARRANTIES OF THE BANK. The Bank and Property Trustee, as of the date hereof, and each successor Property Trustee at the time of the successor Property Trustee's acceptance of its appointment as Property Trustee hereunder (the term "Bank" being used to refer to such successor Property Trustee in its separate corporate capacity) hereby represents and warrants (as applicable) for the benefit of the Depositor and the Securityholders that:

          (a) the Bank is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the its jurisdiction of incorporation;

          (b) the Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (c) this Trust Agreement has been duly authorized executed and delivered by the Property Trustee and constitutes the valid and legally binding agreement of the Property Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles;

          (d)  the execution, delivery and performance by the Property
     Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Bank and does not require any approval of stockholders of the Bank and such execution, delivery and performance will not (i) violate the Property Trustee's charter or by-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or Bank is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or its jurisdiction of incorporation, as the case may be, governing the banking or trust powers of the Bank or Property Trustee or any order, judgment or decree applicable to the Property Trustee or the Bank;

          (e) neither the authorization, execution or delivery by the Property Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking or trust powers of the Bank or Property Trustee, as the case may be, under the laws of the United States or jurisdiction of incorporation, and

          (f) there are no proceedings pending or, to the best of the Property Trustee's knowledge, threatened against or affecting the Bank or Property Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

          7.2 REPRESENTATIONS AND WARRANTIES OF THE DELAWARE BANK. The Delaware Bank and Delaware Trustee, as of the date hereof, and each successor Delaware Trustee at the time of the successor Delaware Trustee's acceptance of appointment as Delaware Trustee hereunder (the term "Delaware Bank" being used to refer to such successor Delaware Trustee in its separate corporate capacity), hereby represents and warrants (as applicable) for the benefit of the Depositor and the Securityholders that:

          (a) the Delaware Bank is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (b) the Delaware Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (c) this Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes the valid and legally binding agreement of the Delaware Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles;

          (d) the execution, delivery and performance by the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Delaware Trustee and does not require any approval of stockholders of the Delaware Bank and such execution, delivery and performance will not
     (i) violate the Delaware Bank's charter or by-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Delaware Bank or Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Delaware Bank or Delaware Trustee or any order, judgment or decree applicable to the Delaware Bank or Delaware Trustee;

          (e) neither the authorization, execution or delivery by the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Delaware Trustee contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking or trust powers of the Delaware Bank or Delaware Trustee, as the case may be, under the laws of the United States or the State of Delaware; and

          (f) there are no proceedings pending or, to the best of the Delaware Trustee's knowledge, threatened against or affecting the Delaware Bank or Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Delaware Trustee to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

          7.3 REPRESENTATIONS AND WARRANTIES OF DEPOSITOR. The Depositor hereby represents and warrants for the benefit of the Securityholders that:

          (a) the Trust Securities Certificates issued on the Closing Date or the Option Closing Date, if applicable, on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Administrative Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of such date, entitled to the benefits of this Trust Agreement; and

          (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

8.   THE TRUSTEES.

          8.1  CERTAIN DUTIES AND RESPONSIBILITIES.

          (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. No Administrative Trustee nor the Delaware Trustee shall be liable for its acts or omissions hereunder except as a result of its own gross negligence or willful misconduct. The Property Trustee's liability shall be determined under the Trust Indenture Act. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. To the extent that, at law or in equity, the Delaware Trustee or an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, the Delaware Trustee or such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Delaware Trustee or the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Delaware Trustee or Administrative Trustees.

          (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

          (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

               (2) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

               (3) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

               (4) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section
          3.1 and except to the extent otherwise required by law; and

               (5) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the

          Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the negligence, default or misconduct of the Administrative Trustees or the Depositor.

          8.2  CERTAIN NOTICES.

          (a) Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in
     Section 10.8 notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived. For purposes of this Section the term "Event of Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

          (b) The Administrative Trustees shall transmit, to the Securityholders in the manner and to the extent provided in
     Section 10.8 notice of the Depositor's election to begin or further extend an Extended Interest Payment Period on the Debentures (unless such election shall have been revoked) within the time specified for transmitting such notice to the holders of the Debentures pursuant to the Indenture as originally executed.

          8.3 CERTAIN RIGHTS OF PROPERTY TRUSTEE. Subject to the provisions of Section 8.1:

          (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonable shorter period of time set forth in such notice (which to the extent practicable shall not be less than two
     Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

          (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

          (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

          (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

          (f) the Property Trustee may consult with counsel of its choice (which counsel may be counsel to the Depositor or any of its Affiliates) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

          (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nothing contained herein shall, however, relieve the Property Trustee of the obligation, upon the occurrence of an Event of

     Default (that has not been cured or waived) to exercise with respect to the Debentures, such of the rights and powers vested in it by this Trust Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise under the circumstances in the conduct of his own affairs;

          (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in Liquidation Amount of the Trust Securities, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

          (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

          (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
     (iii) shall be protected in acting in accordance with such instructions; and

          (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement. No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

          8.4 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

          8.5 MAY HOLD SECURITIES. Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and, except as provided in the definition of the term "Outstanding" in
Section 1, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

          8.6  COMPENSATION; INDEMNITY; FEES.  The Depositor agrees:

          (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to such Trustee's negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to his or her gross negligence, bad faith or willful misconduct); and

          (c) to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as any such indemnification is attributable to such Trustee's negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to his or her gross negligence, bad faith or willful misconduct).

          (d) No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

          8.7  CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.

          (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

          (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

          8.8 CONFLICTING INTERESTS. If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

          8.9  CO-TRUSTEES AND SEPARATE TRUSTEE.

          (a) Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor shall have power to appoint, and upon the written request of the Property Trustee, the Depositor shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

          (b) Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

          (c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

               (1) The Trust Securities shall be executed and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustees or separate trustee.

               (2) The rights, powers, duties and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

               (3) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have the power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 8.9.

               (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

               (5) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

               (6) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

          8.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Section shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

          (b) Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by
     Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

          (c) Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time.

          (d) If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the successor Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and is continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to an Administrative Trustee, shall promptly appoint a successor Administrative Trustee or Administrative Trustees with respect to the Trust Securities and the Trust, and such successor Administrative Trustee or Administrative Trustees shall comply with the applicable requirements of
     Section 8.11. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities on behalf of himself and all others similarly situated may petition a court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

          (e) The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

          (f) Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by: (1) the unanimous act of remaining Administrative Trustees if there are at least two of them; or (2) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).

          8.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          (a) In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an instrument wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and upon the execution and delivery of such instrument the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

          (b) Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the immediately preceding paragraph, as the case may be.

          (c) No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

          8.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          8.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST. If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

          8.14 REPORTS BY PROPERTY TRUSTEE.

          (a) The Property Trustee shall transmit to the Securityholders such reports concerning the Property Trustee, its actions under this Trust Agreement and the property and funds in its possession as the Property Trustee as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Property Trustee with the Nasdaq National Market, and each national securities exchange or other organization upon which the Trust Securities are listed, and also with the Commission and the Depositor.

          8.15 REPORTS TO THE PROPERTY TRUSTEE. The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by
Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

          8.16 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

          8.17 NUMBER OF TRUSTEES.

          (a) The Property Trustee and the Delaware Trustee may be the same Person. The number of Trustees shall be four, so long as the Property Trustee serves as Delaware Trustee, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees.

          (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to
     Section 8.17(a), or if the number of Trustees is increased pursuant to
     Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.

          (c) The death, resignation, retirement, removal, bankruptcy, dissolution, termination, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust or terminate this Trust Agreement. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

          8.18 DELEGATION OF POWER.

          (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.6(a); and

          (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

          8.19 VOTING.   Except as otherwise provided in this Trust
Agreement, the consent or approval of the Administrative Trustees shall require consent or approval by not less than a majority of the Administrative Trustees unless there are only two, in which case both must consent.

9.   TERMINATION, LIQUIDATION AND MERGER.

          9.1 TERMINATION UPON EXPIRATION DATE. Unless earlier dissolved, the Trust shall automatically dissolve on _____________ (the "Expiration Date") subject to distribution of the Trust Property in accordance with
Section 9.4.

          9.2 EARLY TERMINATION. The first to occur of any of the following events is an "Early Termination Event" upon the occurrence of which, the Trust shall be dissolved:

          (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

          (b) delivery of written direction to the Property Trustee by the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor) to dissolve the Trust and distribute the Debentures to Securityholders in exchange for the Preferred Securities in accordance with Section 9.4;

          (c) the redemption of all of the Preferred Securities in connection with the redemption of all of the Debentures; and

          (d) an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

          9.3 TERMINATION. The respective obligations and responsibilities of the Trustees and the Trust continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to
Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders, and (d) the filing of a certificate of cancellation by the Administrative Trustees under the Delaware Business Trust Act.

          9.4  LIQUIDATION.

          (a) If an Early Termination Event specified in clause (a), (b), or (d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to
     Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage pre-paid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such holder's address appearing in the Securities Register. All notices of liquidation shall:

               (1)  state the Liquidation Date;

               (2) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

               (3) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

          (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

          (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) certificates (or, at the election of the Depositor a Global Debenture, subject to the provisions of the Indenture) representing a Like Amount of Debentures will be issued to holders of Trust Securities Certificates upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its reasonable efforts to have the Debentures listed on the Nasdaq National Market or on such other securities exchange or other organization as the Preferred Securities are then listed or traded, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

          (d) In the event that, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding-up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts, subject to Section 4.7). The holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

          9.5 MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except pursuant to this Section 9.5 or Section 9.4. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on the Nasdaq National Market or any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities
(including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an "investment company" under the Investment Company
Act and (vii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee, the Debentures, the Indenture, this Trust Agreement, and the Expense Agreement. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

10.  MISCELLANEOUS PROVISIONS.

          10.1 LIMITATION OF RIGHTS OF SECURITYHOLDERS. The bankruptcy, dissolution, termination, death or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement or dissolve, terminate or annul the Trust, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          10.2 AMENDMENT.

          (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) as provided in Section 8.11 with respect to acceptance of appointment by a successor Trustee, (ii) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, that shall not be inconsistent with the other provisions of this Trust Agreement, or (iii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Securityholder; and any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

          (b) Except as provided in Section 6.1(c) or Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor (i) with the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and
     (ii) upon receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act.

          (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to
     (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

          (d) Notwithstanding any other provisions of this Trust Agreement, no Administrative Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or to fail or cease to be classified as a grantor trust for United States federal income tax purposes.

          (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

          (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

          (g) Upon the request of the Depositor, accompanied by its Board Resolutions authorizing the execution of any such amendments to this Trust Agreement, and upon the filing with the Property Trustee and the Delaware Trustee of evidence of the consent of the Securityholders required to consent thereto as aforesaid, the Property Trustee and the Delaware Trustee shall join with the Depositor in the execution of such amendment to this Trust Agreement unless such amendment affects the Property Trustee's or the Delaware Trustee's own rights, duties, and immunities under this Trust Agreement or otherwise, in which case the Property Trustee and Delaware Trustee may in their own discretion but shall not be obligated to enter into such amendment to this Trust Agreement. The Property Trustee and Delaware Trustee, subject to the provisions of Section 8.1, may receive an Opinion of Counsel as conclusive evidence that any amendment to this Trust Agreement executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Property Trustee and Delaware Trustee under the provisions of this Article to join in the execution thereof.

          10.3 SEPARABILITY. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

          10.4 GOVERNING LAW. This Trust Agreement and the rights and obligations of each of the Securityholders, the Trust and the Trustees with respect to this Trust Agreement and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to conflict of laws principles).

          10.5 PAYMENTS DUE ON NON-BUSINESS DAY. If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day, with the same force and effect as though made on the date fixed for such payment, and no distribution shall accumulate thereon for the period after such date.

          10.6 SUCCESSORS. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee(s), including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article 12 of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

          10.7 HEADINGS. The Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

          10.8      REPORTS, NOTICES AND DEMANDS.

          (a) Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to
     or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to National City Bancshares, Inc., 227 Main Street, P.O. Box 868, Evansville, Indiana 47705-0868, Attention:
     Chief Executive Officer, facsimile no. (812) 464-9825. Such report, notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

               (b) Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Delaware Trustee, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration; (b) with respect to the Delaware Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
     Attention: Corporate Trust Administration; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of NCBE Capital Trust I." Such notice, demand or other communication to or upon the Trust, the Property Trustee or the Administrative Trustees, shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust, the Property Trustee or the Administrative Trustees.

          10.9 AGREEMENT NOT TO PETITION. Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with
Article 9, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor (which expense shall be paid prior to the filing), it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom. The provisions of this Section shall survive the termination of this Trust Agreement.

          10.10     TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

          (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

          (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

          (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or to be excluded, as the case may be.

          (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

          10.11 ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE. THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL OF THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

                              National City Bancshares, Inc.,
                              as Depositor


                              By:  _________________________________________
                              Name:     ____________________________________
                              Title:    ____________________________________

                              Wilmington Trust Company, not in its individual
                               capacity, but solely as Property Trustee

                              By:  ____________________________________

                                   Name:     ______________________________
                                   Title:    ______________________________

                              Wilmington Trust Company, not in its individual capacity, but solely as Delaware Trustee

                              By:  ____________________________________

                                   Name:     ______________________________
                                   Title:    ______________________________

                              __________________________________________
                              Michael F. Elliott, not in his individual capacity, but solely as Administrative Trustee

                              __________________________________________
                              Robert A. Keil, not in his individual capacity, but solely as Administrative Trustee

                              __________________________________________
                              Stephen C. Byelick, Jr., not in his individual capacity, but solely as Administrative Trustee

                                     Exhibit "A"

                               Certificate of Trust of
                                 NCBE Capital Trust I


          This Certificate of Trust of the NCBE CAPITAL TRUST I (the "Trust"), dated February 12, 1998, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C.(S) 3801 et seq.)

     1. NAME. The name of the business trust formed hereby is NCBE Capital Trust I.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attn: Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing of this Certificate of Trust with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, each of the undersigned, being a trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                         WILMINGTON TRUST COMPANY,
                         not in its individual capacity, but solely as trustee



                         By   /s/ Patricia A. Evans
                             _______________________________________________
                         Name:   Patricia A. Evans
                               _____________________________________________
                         Title:   Financial Services Officer
                                ____________________________________________

                           /s/ Michael F. Elliott
                         ___________________________________________________
                         Michael F. Elliott, not in his individual capacity, but solely as trustee

                           /s/ Robert A. Keil
                         ___________________________________________________
                         Robert A. Keil, not in his individual capacity,
                         but solely as trustee

                           /s/ Stephen C. Byelick, Jr.
                         ___________________________________________________
                         Stephen C. Byelick, Jr., not in his individual capacity, but solely as trustee

                                     Exhibit "B"

                           Certificate Depository Agreement
                             (Letter of Representations)

                                 NCBE CAPITAL TRUST I
                                   (Name of Issuer)

                               WILMINGTON TRUST COMPANY
                                   (Name of Agent)

Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street, 49th Floor
New York, New York 10041-0099

                                                    ______________ __, 1998

          Re:  NCBE Capital Trust I Cumulative Trust Preferred Securities
               ----------------------------------------------------------

Ladies and Gentlemen:

          This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Agent will act as trustee, paying agent, fiscal agent, or other agent of Issuer with respect to the Securities. The Securities will be issued pursuant to a trust indenture, resolution, or other such document authorizing the issuance of the Securities dated _________ __, 1998 (the "Document"). J.J.B. Hilliard, W.L. Lyons, Inc. and NatCity Investments, Inc. ("Underwriters"), are distributing the Securities through The Depository Trust Company ("DTC").

          To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

          1. Prior to the closing on the Securities on _________________ __, 1998, there shall be deposited with DTC one security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities.
If however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

          3. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date.
Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070.
 Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                        Manager:  Call Notification Department
                             The Depository Trust Company
                                  711 Stewart Avenue
                              Garden City, NY 11530-4719

          4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884.
 Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                          Manager: Reorganization Department
                                Reorganization Window
                             The Depository Trust Company
                             7 Hanover Square, 23rd Floor
                               New York, NY 10004-2695

          5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

          6. In the event of a change in the interest rate, Agent shall send notice of such change to Standard & Poor's Corporation. Such notice, which shall also include Agent contact's name and telephone number, shall also be sent to DTC's Dividend Department either by telecopy to (212) 709-1723, or if by mail or by any other means to:

                               Manager:  Announcements
                                 Dividend Department
                             The Depository Trust Company
                             7 Hanover Square, 22nd Floor
                               New York, NY 10004-2695

          7. Agent must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue.
Notification of payment details should be sent using automated communications.

          8. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Agent and DTC). Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                               The Chase Manhattan Bank
                                    ABA 021000021
                    For credit to A/C The Depository Trust Company
                         Dividend Deposit Account 066-026776

Issuer or Agent shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer agrees that it or Agent shall provide this information directly to DTC in advance of the interest record date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270.
 Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                               Manager:  Announcements
                                 Dividend Department
                             The Depository Trust Company
                             7 Hanover Square, 22nd Floor
                               New York, NY 10004-2695

          9. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Agent and DTC, such payments shall be wired as follows:

                               The Chase Manhattan Bank
                                    ABA 021000021
                    For credit to A/C The Depository Trust Company
                            Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS PAYING AGENT OPERATING PROCEDURES, a copy of which has previously been furnished to Agent.

          10. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Agent and DTC, such payments shall be wired as follows:

                               The Chase Manhattan Bank
                                    ABA 021000021
                    For credit to A/C The Depository Trust Company
                           Reorganization Account 066-27608

          11. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

          12. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

          13. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certified Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

          14. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

          15. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

          16. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

                              Very truly yours,

                              NCBE Capital Trust I
                              (Issuer)


                              By: ________________________________________
                                    (Authorized Officer's Signature)

                              Name:_______________________________________
                              Title:______________________________________


                              Wilmington Trust Company, not in its individual capacity, but solely as Agent
                              (Agent)

                              By: _________________________________________
                                    (Authorized Officer's Signature)

                              Name: _______________________________________
                              Title: ______________________________________


RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY


By:  _____________________________

cc:  Underwriters
     Underwriters' Counsel

NOTES:

A. If there is an Agent (as defined in this Letter of Representations), Agent, as well as Issuer, must sign this Letter. If there is no Agent, in signing this Letter, Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

                                     Exhibit "C"

                      Certificate Evidencing Common Securities

                     THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT
              IN ACCORDANCE WITH THE TRUST AGREEMENT (AS DEFINED HEREIN)

Certificate Number _______                      Number of Common Securities
                      Certificate Evidencing Common Securities
                                          of
                                 NCBE Capital Trust I

                                 % Common Securities
                    (liquidation amount $25 per Common Security)

          NCBE Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that NATIONAL CITY BANCSHARES, INC. (the "Holder") is the registered owner of _________________ (_____) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the __________% Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). Except as set forth in Section 5.10 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of __________ _____, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          In witness whereof, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of ________, 1998.

                                        NCBE Capital Trust I
                                        By: __________________________________
                                        Name: ________________________________
                                        Title:  Administrative Trustee

                                     Exhibit "D"

                       Agreement as to Expenses and Liabilities


          AGREEMENT dated as of ____________ ____, 1998, between NATIONAL CITY BANCSHARES, INC., an Indiana corporation ("NCBE"), and NCBE Capital Trust I, a Delaware business trust (the "Trust").

          WHEREAS, the Trust intends to issue its common securities (the "Common Securities") to, and receive Debentures from, NCBE and to issue and sell ____% Cumulative Trust Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of _____________ ____, 1998, as the same may be amended from time to time (the "Trust Agreement");

          WHEREAS, NCBE will directly or indirectly own all of the Common Securities of the Trust and will issue the Debentures;

          NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase NCBE hereby agrees shall benefit NCBE and which purchase NCBE acknowledges will be made in reliance upon the execution and delivery of this Agreement, NCBE, including in its capacity as holder of the Common Securities, and the Trust hereby agree as follows:

1.   Article I

          1.1 Guarantee by NCBE. Subject to the terms and conditions hereof, NCBE, including in its capacity as holder of the Common Securities, hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

          1.2 Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and
(b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement, dated the date hereof by NCBE and Wilmington Trust Company as guarantee trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

          1.3 Waiver of Notice. NCBE hereby waives notice of acceptance of this Agreement and of any obligation to which it applies or may apply, and NCBE hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          1.4 No Impairment. The obligations, covenants, agreements and duties of NCBE under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

          1.5 Enforcement. A Beneficiary may enforce this Agreement directly against NCBE, and NCBE waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against NCBE.

2.   Article II

          2.1 Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of NCBE and shall inure to the benefit of the Beneficiaries.

          2.2 Amendment. So long as there remains any Beneficiary or any Preferred Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

          2.3 Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same by facsimile transmission (confirmed by mail), telex, or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer back, if sent by telex):

          National City Bancshares, Inc.
          227 Main Street
          P.O.  Box 868
          Evansville, Indiana  47704-0868
          Facsimile No.:  (812) 464-9825
          Attention:  Chief Executive Officer

          NCBE Capital Trust I
          c/o National City Bancshares, Inc.
          227 Main Street
          P.O. Box 868
          Evansville, Indiana 47705-0868
          Facsimile No.:  (812) 464-9825
          Attention:  Chief Executive Officer

          2.4 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Indiana (without regard to conflict of laws principles).

          THIS AGREEMENT is executed as of the day and year first above written.

                          National City Bancshares, Inc.
                          By:   ______________________________________
                          Name:   ____________________________________
                          Title: _____________________________________


                          NCBE Capital Trust I
                          By:   ______________________________________
                          Name:   ____________________________________
                          Title: Administrative Trustee

                                     Exhibit "E"

                     Certificate Evidencing Preferred Securities

          This Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company, a New York Corporation ("DEPOSITORY TRUST COMPANY") or a nominee of the DEPOSITORY TRUST COMPANY. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the DEPOSITORY TRUST COMPANY or its nominee only in the limited circumstances described in the Trust Agreement (as defined below) and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the DEPOSITORY TRUST COMPANY to a nominee of the DEPOSITORY TRUST COMPANY or by a nominee of the DEPOSITORY TRUST COMPANY to the DEPOSITORY TRUST COMPANY or another nominee of the DEPOSITORY TRUST COMPANY) may be registered except in limited circumstances.

          Unless this Preferred Security is presented by an authorized representative of the DEPOSITORY TRUST COMPANY to NCBE Capital Trust I or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or such other name as is requested by an authorized representative of DEPOSITORY TRUST COMPANY (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


Certificate Number                 Number of Preferred Securities
     P -                           CUSIP NO.  628817 20 7

            Certificate Evidencing Cumulative Trust Preferred Securities
                                          of
                                 NCBE Capital Trust I

                       % Cumulative Trust Preferred Securities
                   (liquidation amount $25 per Preferred Security)

          NCBE Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that CEDE & CO. (the "Holder") is the registered owner of _________________________________
(_________) preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the _________% Cumulative Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of ________ ______, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Preferred Securities Guarantee Agreement entered into by National City Bancshares, Inc., an Indiana corporation, as guarantor, and Wilmington Trust Company, a Delaware banking corporation, as guarantee trustee, dated as of _________ _____, 1998 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          In Witness Whereof, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of ________, 1998.


                              NCBE Capital Trust I
                              By: ________________________________________
                              Name:  _____________________________________
                              Title: _____________________________________

                   PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Preferred Securities referred to in the within-mentioned Trust Agreement.


                        WILMINGTON TRUST COMPANY, not in its
                        individual capacity, but solely as Property Trustee


                        By:________________________________________________
                        Name:______________________________________________
                        Title:_____________________________________________